For further information, please contact:
Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603
                                                           FOR IMMEDIATE RELEASE

          EDAC TECHNOLOGIES REPORTS THIRD CONSECUTIVE QUARTERLY PROFIT


FARMINGTON, Conn., November 2, 2004 -- EDAC Technologies Corporation (OTC Bulletin Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the third quarter of 2004.

Sales for the third quarter of 2004 were $7,542,000 and net income was $298,000 or $0.06 per diluted share versus sales of $6,438,000 and a net loss of $52,000 or a loss of $0.01 per diluted share for the third quarter of 2003. The third quarter benefited from the determination of an income tax refund of $331,000.

For the nine months ended October 2, 2004, sales were $23,616,000 and net income was $850,000 (including a gain of $250,000 from debt forgiveness and the determination of an income tax refund of $331,000) or $0.18 per diluted share versus sales of $19,685,000 and net income of $6,686,000 or $1.49 per diluted share for the nine months ended September 27, 2003. The nine months ended September 27, 2003 benefited from a gain of $7,253,000 from debt restructuring. Without the gain, the net loss for the nine months ended September 27, 2003 would have been $567,000 or a loss of $(0.13) per diluted share.

Commenting on the third quarter, Dominick A. Pagano, President and Chief Executive Officer, said, "We are very pleased with the $1,105,000 increase in sales for the 3rd quarter over the 3rd quarter of 2003 and the $3,931,000 increase for the nine months over the 9 months of 2003. Our sales backlog of $21,100,000 at the end of the third quarter represents increases of $1,300,000 in the third quarter and $3,100,000 since the start of the fiscal year. Our operating profit increased by $50,000 for the quarter as compared to the third quarter of 2003, and $904,000 for the first nine months in the current year compared with the first nine months of 2003. Since the fourth quarter of 2001, this was the third consecutive quarter that EDAC has generated a positive net income exclusive of gains on debt restructuring. In September we reached a major milestone by making the final of 18 monthly payments on a note resulting from the 2003 debt restructuring, thereby reducing our monthly debt service going forward by $75,000. We remain optimistic about the 4th quarter and the coming year and continue to pursue opportunities that will strengthen EDAC for the long term."

ABOUT EDAC TECHNOLOGIES CORPORATION

EDAC Technologies Corporation is a diversified manufacturing company primarily offering (i) design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines (ii) high-precision fixtures, gauges, dies and molds and (iii) the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.

EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                              For the three months ended              For the nine months ended
                                                           --------------------------------        --------------------------------
                                                            October 2,          Sept. 27,           October 2,          Sept. 27,
                                                               2004                2003                2004                2003
                                                           ------------        ------------        ------------        ------------
Sales                                                      $  7,542,469        $  6,437,696        $ 23,615,853        $ 19,684,841
Cost of sales                                                 6,764,848           5,655,411          20,923,863          17,640,983
                                                           ------------        ------------        ------------        ------------
  Gross profit                                                  777,621             782,285           2,691,990           2,043,858

Selling, general and
  administrative
  expenses                                                      608,481             663,023           1,880,767           2,136,584
                                                           ------------        ------------        ------------        ------------

  Income (loss)
   from operations                                              169,140             119,262             811,223             (92,726)

Non-operating income
  (expense):
  Interest                                                     (152,684)           (171,474)           (474,998)           (518,407)
  Gain on debt forgiveness                                         --                  --               250,000                --
  Gain on debt restructuring                                       --                  --                  --             7,253,203
  Other                                                            --                   500                --                43,713
                                                           ------------        ------------        ------------        ------------

  Income (loss) before
    income taxes                                                 16,456             (51,712)            586,225           6,685,783

 Benefit from income taxes                                      281,154                --               264,154                --
                                                           ------------        ------------        ------------        ------------


  Net income (loss)                                        $    297,610        $    (51,712)       $    850,379        $  6,685,783
                                                           ============        ============        ============        ============

Income (loss) per common share data:
   Basic                                                   $       0.07        $      (0.01)       $       0.19        $       1.51
                                                           ============        ============        ============        ============
   Diluted                                                 $       0.06        $      (0.01)       $       0.18        $       1.49
                                                           ============        ============        ============        ============

Weighted average shares outstanding:
            Basic                                             4,444,438           4,425,270           4,444,438           4,419,011
            Diluted                                           4,661,848           4,425,270           4,638,506           4,491,919


EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                               October 2,               January 3,
                                                                                                  2004                     2004
                                                                                              (Unaudited)                 (Note)
                                                                                              ------------             ------------
                                     ASSETS

CURRENT ASSETS:
  Cash                                                                                        $    711,806             $     94,151
  Trade accounts receivable, net                                                                 5,504,954                3,154,498
  Inventories, net                                                                               4,558,271                4,611,253
  Prepaid expenses and other                                                                       270,215                   60,424
  Refundable income taxes                                                                          331,154                     --
                                                                                              ------------             ------------
         TOTAL CURRENT ASSETS                                                                   11,376,400                7,920,326
                                                                                              ------------             ------------


PROPERTY, PLANT, AND EQUIPMENT                                                                  25,842,995               25,485,628
  less-accumulated depreciation                                                                 16,921,660               15,542,501
                                                                                              ------------             ------------
                                                                                                 8,921,335                9,943,127
                                                                                              ------------             ------------

OTHER ASSETS:
  Deferred income taxes                                                                            258,608                  258,608
  Other                                                                                             60,588                   43,751
                                                                                              ------------             ------------
                                                                                              $ 20,616,931             $ 18,165,812
                                                                                              ============             ============



                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revolving line of credit                                                                    $  4,388,965             $  2,550,832
  Current portion of long-term debt                                                              1,477,864                2,254,142
  Trade accounts payable                                                                         3,635,924                2,098,415
  Accrued employee compensation
    and amounts withheld                                                                           988,339                  972,630
  Other accrued expenses                                                                           371,551                  412,201
  Customer advances                                                                                354,581                   77,138
  Deferred income taxes                                                                            258,959                  258,959
                                                                                              ------------             ------------
     TOTAL CURRENT LIABILITIES                                                                  11,476,183                8,624,317
                                                                                              ------------             ------------

LONG-TERM DEBT,
   less current portion                                                                          4,420,064                5,671,190

OTHER LONG-TERM LIABILITIES                                                                      1,125,063                1,125,063
                                                                                              ------------             ------------


SHAREHOLDERS' EQUITY:
  Common stock, par value $.0025 per
    share; 10,000,000 shares authorized;
    4,444,438 shares issued                                                                         11,111                   11,111
  Additional paid-in capital                                                                     9,377,508                9,377,508
  Accumulated deficit                                                                           (4,293,630)              (5,144,009)
                                                                                              ------------             ------------
                                                                                                 5,094,989                4,244,610
  Less: accumulated other
          comprehensive loss                                                                     1,499,203                1,499,203
        treasury stock, 235 shares                                                                     165                      165
                                                                                              ------------             ------------
                                                                                                 3,595,621                2,745,242
                                                                                              ------------             ------------
                                                                                              $ 20,616,931             $ 18,165,812
                                                                                              ============             ============


Note: The balance sheet at January 3, 2004 has been derived from the audited consolidated financial statements at that date.